                                                                  Exhibit Number
                                                                            99.1

(COMMUNITY HEALTH SYSTEMS, INC. LOGO)

Investor Contact: W. Larry Cash
                  Executive Vice President
                  and Chief Financial Officer
                  (615) 373-9600

                    COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES
         THIRD QUARTER 2005 RESULTS WITH NET OPERATING REVENUES UP 14.5%

BRENTWOOD, TN. (October 26, 2005) -- Community Health Systems, Inc. (NYSE: CYH) today announced financial and operating results for the third quarter and nine months ended September 30, 2005.

     Net operating revenues for the third quarter ended September 30, 2005, totaled $929.3 million, a 14.5% increase compared with $811.8 million for the same period last year. Income from continuing operations increased 13.4% to $44.1 million for the quarter ended September 30, 2005, compared with $38.9 million for the same period last year. Income from continuing operations per share (diluted) increased 23.7% to $0.47 on 98.5 million weighted average shares outstanding for the quarter ended September 30, 2005, compared with $0.38 on
107.9 million weighted average shares outstanding for the same period last year. Net income increased 33.9% to $42.9 million for the quarter ended September 30, 2005, compared with $32.0 million for the same period last year. Net income per share (diluted) increased 43.8% to $0.46 for the quarter ended September 30, 2005, compared to $0.32 for the same period last year. Loss on discontinued operations for the quarter ended September 30, 2005, consists of an after-tax loss of approximately $1.2 million, approximately $0.01 per share (diluted), related to the operations from one hospital designated during the second quarter of 2005 as being held-for-sale. Refer to pages 3 and 4 for "Financial Highlights."

     Adjusted EBITDA for the third quarter of 2005 was $137.5 million, compared with $120.6 million for the same period last year, representing a 14.1% increase. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations and minority interest in earnings. The Company uses adjusted EBITDA as a measure of liquidity. Net cash provided by operating activities for the third quarter of 2005 was $59.4 million, compared with $57.2 million for the same period last year, an increase of 3.8%.

     The consolidated financial results for the third quarter ended September 30, 2005, reflect a 7.6% increase in total admissions compared with the same period last year. On a same-store basis, admissions increased 2.3% and adjusted admissions increased 2.6% compared with the same period last year. On a same-store basis, net operating revenues increased 8.6%, compared with the same period last year.

     The series of hurricanes in the Texas, Louisiana and Gulf Coast regions did not materially impact the volumes and operating results of the Company.

     Net operating revenues for the nine months ended September 30, 2005, totaled $2.756 billion, compared with $2.363 billion for the same period last year, a 16.6% increase, again demonstrating the Company's successful integration of acquisitions over the last several years. Income from continuing operations increased 16.2% to $139.3 million or $1.48 per share (diluted), on 98.6 million weighted average shares outstanding for the nine months ended September 30, 2005, compared with $119.9 million, or $1.16 per share (diluted) on 108.7 million weighted average shares outstanding, for the same period last year.

     Loss on discontinued operations for the nine months ended September 30, 2005, consists of an after-tax loss of approximately $19.9 million, or $0.20 per share (diluted), related to the sale of four hospitals during the first quarter of 2005, one of which was designated as being held-for-sale at December 31, 2004, the termination of one hospital's lease during the first quarter of 2005 and an impairment write-down related to the designation of one additional hospital as being held-for-sale during the second quarter of 2005. Net income increased 7.4% to $119.4 million, or $1.28 per share (diluted), for the nine months ended September 30, 2005, compared with $111.2 million, or $1.08 per share (diluted) for the same period last year.

                                     - MORE-

CYH Announces Third Quarter 2005 Results
Page 2


October 26, 2005

     Adjusted EBITDA for the nine months ended September 30, 2005, was $421.4 million, compared with $363.6 million for the same period last year, a 15.9% increase. Net cash provided by operating activities for the nine months ended September 30, 2005, was $335.8 million, compared with $263.2 million for the same period last year, an increase of 27.6%.

     The consolidated financial results for the nine months ended September 30, 2005, reflect a 9.0% increase in total admissions compared with the same period last year. On a same-store basis, admissions increased 2.3%, adjusted admissions increased 2.2%, and net operating revenues increased 8.9%, compared with the same period last year.

     Commenting on the results, Wayne T. Smith, chairman, president and chief executive officer of Community Health Systems, stated, "Community Health Systems' operating strategy and focus on quality care continued to deliver outstanding results in the third quarter of 2005. The solid year-over-year gains in revenues and higher patient volumes reflect our consistent ability to improve operating efficiencies, introduce new services and technologies, and actively recruit qualified physicians. Our same-store growth metrics for the third quarter clearly demonstrate the strength of our operating model. We believe that we are well positioned to continue to leverage this model and execute our growth strategy through a combination of market share opportunities and acquisitions. Clearly, Community Health Systems is building momentum and we remain very enthusiastic about our prospects for the remainder of 2005."

     On September 30, 2005, the Company acquired the assets of Newport Hospital and Clinic, an 83-bed acute care general hospital in Newport, Arkansas, which was closed by its former owner simultaneous with this transaction. The operations of this hospital will be consolidated with Harris Hospital, also located in Newport, which is owned and operated by a subsidiary of Community Health Systems. By entering into this transaction, the Company becomes the sole provider of acute care hospital services in the Newport market.

     On October 1, 2005, the Company completed the acquisitions of Bradley Memorial Hospital, a 251-bed acute care general hospital located in Cleveland, Tennessee, and Sunbury Community Hospital, a 123-bed acute care general hospital in Sunbury, Pennsylvania. A subsidiary of the Company currently operates a smaller hospital, Cleveland Community Hospital, in the same market as Bradley Memorial Hospital. By acquiring Bradley Memorial Hospital, the Company becomes the sole provider of acute care hospital services in the Cleveland, Tennessee, market.

     "Our successful acquisition strategy has and will continue to provide substantial growth opportunities for Community Health Systems," added Smith. "We have consistently demonstrated an ability to selectively acquire new hospitals and improve both services and operational efficiencies in ways that not only enhance their financial performance, but enable them to more effectively provide healthcare services in their respective communities. Our recognition in the marketplace as the acquirer of choice has allowed us to continue a steady pace of growth in acquisitions. Furthermore, we believe there are additional opportunities to expand our portfolio as more hospitals look beyond their own communities for a proven operator who will enable them to deliver a higher standard of care. We believe our proven track record is the best indicator for our future success, and we will continue to balance our operating strategy to build better communities with our objective to build shareholder value."

     Included on pages 10, 11 and 12 of this press release is a table setting forth selected information concerning the updated projected consolidated operating results of the Company for the year ending December 31, 2005, and the Company's initial projected consolidated operating results for the year ending December 31, 2006.

     Located in the Nashville, Tennessee, suburb of Brentwood, Community Health Systems, Inc. is a leading operator of general acute care hospitals in non-urban communities throughout the country. Through its subsidiaries, the Company currently owns, leases or operates 71 hospitals in 21 states. Its hospitals offer a broad range of inpatient medical and surgical services, outpatient treatment and skilled nursing care. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol "CYH".

     Community Health Systems, Inc. will hold a conference call to discuss this press release on Thursday, October 27, 2005, at 10:30 a.m. Central, 11:30 a.m. Eastern. Investors will have the opportunity to listen to a live Internet broadcast of the conference call by clicking on the Investor Relations link of the Company's website at www.chs.net, or at www.fulldisclosures.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and continue through November 29, 2005. A copy of the Company's Form 8-K (including this press release) and conference call slide show will also be available on the Company's website at www.chs.net.

     Statements contained in this news release regarding expected operating results, acquisition transactions and other events are forward-looking statements that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by Community Health Systems, Inc. with the Securities and Exchange Commission, including the Company's annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements.

     The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

                                     -MORE-

CYH Announces Third Quarter 2005 Results
Page 3


October 26, 2005

                         COMMUNITY HEALTH SYSTEMS, INC.
                              FINANCIAL HIGHLIGHTS
                                   (Unaudited)
                    (In thousands, except per share amounts)

                                              THREE MONTHS ENDED          NINE MONTHS ENDED
                                                SEPTEMBER 30,               SEPTEMBER 30,
                                            ---------------------     -------------------------
                                              2005       2004 (a)        2005         2004 (a)
                                            --------     --------     ----------     ----------
Net operating revenues                      $929,269     $811,815     $2,756,250     $2,362,882
Adjusted EBITDA (b)                         $137,497     $120,553     $  421,431     $  363,551
Income from continuing operations           $ 44,066     $ 38,873     $  139,295     $  119,876
Net income                                  $ 42,886     $ 32,039     $  119,402     $  111,204
Income from continuing operations
   per share-basic                          $   0.50     $   0.40     $     1.57     $     1.22
Income from continuing operations
   per share-diluted                        $   0.47     $   0.38     $     1.48     $     1.16
Net income per share - basic                $   0.49     $   0.33     $     1.35     $     1.13
Net income per share - diluted              $   0.46     $   0.32     $     1.28     $     1.08
Weighted average number of shares
   outstanding - basic                        88,325       97,795         88,463         98,430
Weighted average number of shares
   outstanding - diluted                      98,529(c)   107,870(c)      98,644(c)     108,666(c)
Net cash provided by operating activities   $ 59,367     $ 57,189     $  335,763     $  263,174

(a) Pursuant to SFAS No. 144, the Company has restated its third quarter and nine months ended September 30, 2004, financial statements and statistical results to reflect the reclassification as discontinued operations, the sale of four hospitals during the first quarter of 2005, one of which was designated as being held-for-sale at December 31, 2004, the termination of one hospital's lease during the first quarter of 2005, and the addition of one hospital as being held-for-sale during the second quarter of 2005. Two hospitals were previously classified as discontinued operations in 2004.

(b) EBITDA consists of income before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations and minority interest in earnings. The Company has from time to time sold minority interests in certain of its subsidiaries or acquired subsidiaries with existing minority interest ownership positions. The Company believes that it is useful to present adjusted EBITDA because it excludes the portion of EBITDA attributable to these third party interests and clarifies for investors the Company's portion of EBITDA generated by continuing operations. The Company uses adjusted EBITDA as a measure of liquidity. The Company has included this measure because the Company believes it provides investors with additional information about its ability to incur and service debt and make capital expenditures. Adjusted EBITDA is the basis for a key component in the determination of the Company's compliance with some of the covenants under its senior secured credit facility, as well as to determine the interest rate and commitment fee payable under the senior secured credit facility.

     Adjusted EBITDA is not a measurement of financial performance or liquidity under generally accepted accounting principles. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. The Company's calculation of adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

                                     -MORE-

CYH Announces Third Quarter 2005 Results
Page 4


October 26, 2005

The following table reconciles adjusted EBITDA, as defined, to net cash provided by operating activities as derived directly from the Company's consolidated financial statements for the three months and nine months ended September 30, 2005, and 2004 (in thousands):

                                                  THREE MONTHS ENDED    NINE MONTHS ENDED
                                                    SEPTEMBER 30,         SEPTEMBER 30,
                                                 -------------------   -------------------
                                                   2005       2004       2005       2004
                                                 --------   --------   --------   --------
Adjusted EBITDA                                  $137,497   $120,553   $421,431   $363,551
Interest expense, net                             (24,170)   (18,509)   (69,963)   (54,319)
Provision for income taxes                        (28,056)   (24,669)   (88,684)   (77,454)
(Loss) Income from operations of hospitals
   sold or held for sale                           (1,180)    (3,189)    (7,804)    (5,027)
Depreciation and amortization of
   discontinued operations                            --       2,552      1,600      5,661
Other non-cash expenses, net                        1,813      1,023      3,286        934
Net changes in operating assets and
   liabilities, net of effects of acquisitions    (26,537)   (20,572)    75,897     29,828
                                                 --------   --------   --------   --------
Net cash provided by operating activities        $ 59,367   $ 57,189   $335,763   $263,174
                                                 ========   ========   ========   ========

(c) Adjusted to include assumed exercise of employee stock options and assumed conversion of convertible notes. Since the income per share impact of the conversion of the convertible notes is less than the basic income per share for both periods presented, the convertible notes are dilutive and accordingly must be included in the fully diluted calculation (after tax interest savings of $2.2 million per quarter and 8.6 million shares added to the calculation of fully diluted earnings per share).

                                     -MORE-

CYH Announces Third Quarter 2005 Results
Page 5


October 26, 2005


                         COMMUNITY HEALTH SYSTEMS, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)
                    (In thousands, except per share amounts)

                                                           THREE MONTHS ENDED      NINE MONTHS ENDED
                                                             SEPTEMBER 30,           SEPTEMBER 30,
                                                          -------------------   -----------------------
                                                            2005       2004        2005         2004
                                                          --------   --------   ----------   ----------
Net operating revenues                                    $929,269   $811,815   $2,756,250   $2,362,882
                                                          --------   --------   ----------   ----------
Operating expenses:
   Salaries and benefits                                   371,881    324,443    1,097,211      945,372
   Provision for bad debts                                  92,980     83,520      277,613      239,737
   Supplies                                                110,481    100,135      333,566      286,776
   Other operating expenses                                216,430    183,164      626,429      527,446
   Depreciation and amortization                            40,490     37,373      120,770      109,419
   Minority interests in earnings                              715        341        2,719        1,695
                                                          --------   --------   ----------   ----------
      Total expenses                                       832,977    728,976    2,458,308    2,110,445
                                                          --------   --------   ----------   ----------

Income from operations                                      96,292     82,839      297,942      252,437
Interest expense, net                                       24,170     18,509       69,963       54,319
Loss from early extinguishment of debt                          --        788           --          788
                                                          --------   --------   ----------   ----------
Income from continuing operations
   before income taxes                                      72,122     63,542      227,979      197,330
Provision for income taxes                                  28,056     24,669       88,684       77,454
                                                          --------   --------   ----------   ----------
Income from continuing operations                           44,066     38,873      139,295      119,876
                                                          --------   --------   ----------   ----------
Discontinued operations, net of taxes;
   Loss from operations of hospitals
      sold or held for sale                                 (1,180)    (3,189)      (7,804)      (5,027)
   Net loss on sale of hospitals                                --     (3,645)      (7,618)      (3,645)
   Impairment of long-lived assets of hospital
      held for sale                                             --         --       (4,471)          --
                                                          --------   --------   ----------   ----------
Loss on discontinued operations                             (1,180)    (6,834)     (19,893)      (8,672)
                                                          --------   --------   ----------   ----------
Net income                                                $ 42,886   $ 32,039   $  119,402   $  111,204
                                                          ========   ========   ==========   ==========
Income from continuing operations per share-basic         $   0.50   $   0.40   $     1.57   $     1.22
                                                          ========   ========   ==========   ==========
Income from continuing operations per share-diluted       $   0.47   $   0.38   $     1.48   $     1.16
                                                          ========   ========   ==========   ==========
Net income per share - basic                              $   0.49   $   0.33   $     1.35   $     1.13
                                                          ========   ========   ==========   ==========
Net income per share - diluted                            $   0.46   $   0.32   $     1.28   $     1.08
                                                          ========   ========   ==========   ==========
Weighted average number of shares outstanding:
   Basic                                                    88,325     97,795       88,463       98,430
                                                          --------   --------   ----------   ----------
   Diluted                                                  98,529    107,870       98,644      108,666
                                                          --------   --------   ----------   ----------
Net income per share calculation:
   Net income                                             $ 42,886   $ 32,039   $  119,402   $  111,204
   Add - Convertible notes interest, net of taxes            2,189      2,189        6,567        6,567
                                                          --------   --------   ----------   ----------
   Adjusted net income                                    $ 45,075   $ 34,228   $  125,969   $  117,771
                                                          ========   ========   ==========   ==========
Weighted average number of shares outstanding - basic       88,325     97,795       88,463       98,430
Add effect of dilutive securities:
   Unvested common shares                                       --         23           --           23
   Employee stock options                                    1,622      1,470        1,599        1,631
   Convertible notes                                         8,582      8,582        8,582        8,582
                                                          --------   --------   ----------   ----------
Weighted average number of shares outstanding - diluted     98,529    107,870       98,644      108,666
                                                          ========   ========   ==========   ==========

                                     -MORE-

CYH Announces Third Quarter 2005 Results
Page 6


October 26, 2005

                         COMMUNITY HEALTH SYSTEMS, INC.
                             SELECTED OPERATING DATA
                                   (Unaudited)
                                ($ in thousands)

                                                           FOR THE THREE MONTHS ENDED SEPTEMBER 30,
                                               ---------------------------------------------------------------
                                                        CONSOLIDATED                      SAME-STORE
                                               ------------------------------   ------------------------------
                                                 2005       2004     % CHANGE     2005       2004     % CHANGE
                                               --------   --------   --------   --------   --------   --------
Number of hospitals                                  68         66                    66         66
Licensed beds                                     7,684      7,441                 7,358      7,441
Beds in service                                   6,239      6,054                 5,991      6,054
Admissions                                       71,337     66,269      7.6%      67,826     66,269      2.3%
Adjusted admissions                             134,952    125,047      7.9%     128,300    125,047      2.6%
Patient days                                    286,340    266,735      7.3%     270,787    266,735      1.5%
Average length of stay (days)                       4.0        4.0                   4.0        4.0
Occupancy rate (average beds in service)           50.0%      48.3%                 49.6%      48.3%
Net operating revenues                         $929,269   $811,815     14.5%    $881,083   $811,265      8.6%
Net inpatient revenue as a % of total net
   operating revenues                              50.2%      49.6%                 50.0%      49.7%
Net outpatient revenue as a % of total net
   operating revenues                              48.5%      49.1%                 48.6%      49.1%
Income from operations                         $ 96,292   $ 82,839     16.2%    $ 94,634   $ 83,023     14.0%
Income from operations as a % of net
   operating revenues                              10.4%      10.2%                 10.7%      10.2%
Depreciation and amortization                  $ 40,490   $ 37,373              $ 39,248   $ 37,289
Minority interest in earnings                  $    715   $    341              $    759   $    341
Liquidity Data:
Adjusted EBITDA                                $137,497   $120,553     14.1%
Adjusted EBITDA as a % of net operating
   revenues                                        14.8%      14.8%
Net cash provided by operating activities      $ 59,367   $ 57,189
Net cash provided by operating activities as
   a % of net operating revenue                     6.4%       7.0%

----------
Continuing operating results and statistical data exclude discontinued operations for all periods presented.

                                     -MORE-

CYH Announces Third Quarter 2005 Results
Page 7


October 26, 2005

                         COMMUNITY HEALTH SYSTEMS, INC.
                             SELECTED OPERATING DATA
                                   (Unaudited)
                                ($ in thousands)

                                                              FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                                               ----------------------------------------------------------------------
                                                          CONSOLIDATED                          SAME-STORE
                                               ----------------------------------   ---------------------------------
                                                  2005         2004      % CHANGE      2005         2004      %CHANGE
                                               ----------   ----------   --------   ----------   ----------   -------
Number of hospitals                                    68           66                      66           66
Licensed beds                                       7,684        7,441                   7,358        7,441
Beds in service                                     6,239        6,054                   5,991        6,054
Admissions                                        217,671      199,623      9.0%       204,122      199,623     2.3%
Adjusted admissions                               402,274      368,237      9.2%       376,295      368,237     2.2%
Patient days                                      899,159      816,182     10.2%       838,249      816,182     2.7%
Average length of stay (days)                         4.1          4.1                     4.1          4.1
Occupancy rate (average beds in service)             53.5%        51.5%                   53.3%        51.5%
Net operating revenues                         $2,756,250   $2,362,882     16.6%    $2,568,205   $2,358,609     8.9%
Net inpatient revenue as a % of
   total net operating revenues                      50.8%        50.4%                   51.0%        50.5%
Net outpatient revenue as a % of
   total net operating revenues                      47.9%        48.2%                   47.9%        48.3%
Income from operations                         $  297,942   $  252,437     18.0%    $  288,222   $  251,324    14.7%
Income from operations as a
   % of net operating revenues                       10.8%        10.7%                   11.2%        10.7%
Depreciation and amortization                  $  120,770   $  109,419              $  114,445   $  109,177
Minority interest in earnings                  $    2,719   $    1,695              $    2,369   $    1,695
Liquidity Data:
Adjusted EBITDA                                $  421,431   $  363,551     15.9%
Adjusted EBITDA as a % of net
   operating revenues                                15.3%        15.4%
Net cash provided by operating activities      $  335,763   $  263,174
Net cash provided by operating activities as
   a % of net operating revenue                      12.2%        11.1%

----------
Continuing operating results and statistical data exclude discontinued operations for all periods presented.

                                     -MORE-

CYH Announces Third Quarter 2005 Results
Page 8


October 26, 2005

                         COMMUNITY HEALTH SYSTEMS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                                ($ in thousands)

                                                    SEPTEMBER 30,   DECEMBER 31,
                                                        2005            2004
                                                    -------------   ------------
ASSETS
Current assets:
   Cash and cash equivalents                         $  184,280      $   82,498
   Patient accounts receivable, net                     629,862         597,261
   Other current assets                                 146,649         135,690
                                                     ----------      ----------
      TOTAL CURRENT ASSETS                              960,791         815,449
                                                     ----------      ----------
Property and equipment                                1,984,274       1,924,843
   Less accumulated depreciation and amortization      (484,584)       (440,295)
                                                     ----------      ----------
      Property and equipment, net                     1,499,690       1,484,548
                                                     ----------      ----------
Goodwill, net                                         1,236,623       1,213,783
                                                     ----------      ----------
Other assets, net                                       146,979         118,828
                                                     ----------      ----------
      TOTAL ASSETS                                   $3,844,083      $3,632,608
                                                     ==========      ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current maturities of long-term debt              $   22,790      $   26,867
   Accounts payable and accrued liabilities             417,544         335,492
                                                     ----------      ----------
      TOTAL CURRENT LIABILITIES                         440,334         362,359
                                                     ----------      ----------
Long-term debt                                        1,787,293       1,804,868
                                                     ----------      ----------
Other long-term liabilities                             265,617         225,390
                                                     ----------      ----------
Stockholders' equity                                  1,350,839       1,239,991
                                                     ----------      ----------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $3,844,083      $3,632,608
                                                     ==========      ==========


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
CYH Announces Third Quarter 2005 Results
Page 9


October 26, 2005

                         COMMUNITY HEALTH SYSTEMS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                ($ in thousands)

                                                                NINE MONTHS ENDED
                                                                  SEPTEMBER 30,
                                                             -----------------------
                                                                2005         2004
                                                             ---------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net Income                                                $ 119,402   $   111,204
   Adjustments to reconcile net income to net cash
      provided by operating activities:
   Depreciation and amortization                               122,370       116,776
   Minority interest in earnings                                 2,719         1,088
   Other non-cash expenses, net                                 16,298         5,367
   Net changes in operating assets and liabilities, net of
      effects of acquisitions                                   74,974        28,739
                                                             ---------   -----------
      NET CASH PROVIDED BY OPERATING ACTIVITIES                335,763       263,174
                                                             ---------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES
   Acquisitions of facilities and other related equipment      (60,953)     (131,815)
   Proceeds from sale of facilities                             51,998         7,850
   Purchases of property and equipment, net                   (130,671)     (124,138)
   Increase in other assets                                    (29,840)      (23,576)
                                                             ---------   -----------
      NET CASH USED IN INVESTING ACTIVITIES                   (169,466)     (271,679)
                                                             ---------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from exercise of stock options                      40,146         4,071
   Stock repurchase                                            (79,853)     (290,481)
   Deferred financing costs                                     (1,122)       (4,669)
   Redemption of minority investments in joint ventures           (317)       (2,218)
   Distribution to minority investors in joint ventures         (1,487)         (998)
   Proceeds from sale of minority investments in
      joint ventures                                             1,383            --
   Borrowing under credit agreement                             (9,000)    1,632,911
   Repayments of long-term indebtedness                        (14,265)   (1,326,490)
                                                             ---------   -----------
      NET CASH PROVIDED BY FINANCING ACTIVITIES                (64,515)       12,126
                                                             ---------   -----------
NET CHANGE IN CASH AND CASH EQUIVALENTS                        101,782         3,621

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                82,498        16,331
                                                             ---------   -----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                   $ 184,280   $    19,952
                                                             =========   ===========

                                     -MORE-

CYH Announces Third Quarter 2005 Results
Page 10


October 26, 2005

                            REGULATION FD DISCLOSURE

     The following table sets forth selected information concerning the updated projected consolidated operating results of the Company for the year ended December 31, 2005, and the Company's initial projected consolidating operating results for the year ending December 31, 2006. These projections are based on the Company's historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. The revision to the Company's previous guidance provided on July 28, 2005, reflects the solid performance above guidance in the third quarter of 2005.

      The following is provided as guidance to analysts and investors:

                                                               2005                    2006
                                                            Projection              Projection
                                                               Range                  Range
                                                        ------------------    ---------------------
Net operating revenues (in millions)                     $3,700 to $3,725       $4,150 to $4,200
Adjusted EBITDA (in millions)                            $560 to $570 (a)       $635 to $655 (a)
Income from continuing operations per share - diluted   $1.95 to $1.98 (b)    $2.22 to $2.30 (b)(c)
Income from continuing operations per share - diluted
   - Including all equity-based compensation expense    $1.84 to $1.87 (c)       $2.14 to $2.18
Same hospitals annual admissions growth                    1.5% to 3.0%           1.5% to 3.0%
Weighted average diluted shares (in millions)              99 to 100(b)           99 to 100 (b)
Acquisitions of new hospitals                                    5                    2 to 4

Income from Continuing Operations Per Share -
   Diluted Estimated by Quarter:
4th quarter ending December 31, 2005                    $0.47 to $0.51

----------
For Footnotes (a), (b) and (c) see page 11.

     The following assumptions were used in developing the guidance provided above:

- For comparative purposes, the 2005 projected income from continuing operations per share - diluted - including all equity-based compensation expense of $1.84 to $1.87, includes the pro-forma after tax impact of all equity-based compensation expense as if Statement of Financial Accounting Standards ("SFAS") No. 123 was adopted and reflected in the Company's reported earnings for 2005, as disclosed in the Company's footnotes to the financial statements.

- The 2006 projected income from continuing operations per share - diluted - including all equity-based compensation expense of $2.14 to $2.18, includes the after tax impact related to the adoption, on January 1, 2006, of SFAS No. 123R. The 2006 projection ranges also include an estimate for anticipated 2006 equity-based awards of new restricted shares and stock options. Compensation expense for equity-based awards will vary depending on many factors, including the number of awards and the variables used to determine the fair value of those awards at the date of the grant. Adjusted EBITDA for 2006 as shown above does not take into account the pre-tax impact of the projected equity-based compensation expense.

- Expressed as a percentage of net operating revenue, provision for bad debts is projected to be approximately 10.2% to 10.5% for 2005 and 2006.

-    Capital expenditures are as follows (in millions):

        Actual     Guidance       Guidance
         2004        2005           2006
        ------   ------------   ------------
Total    $164    $190 to $200   $240 to $260

- Expressed as a percent of net operating revenues, total depreciation and amortization is projected to be approximately 4.3% to 4.6% for 2005 and 4.2% to 4.6% for 2006; however, this is a fixed cost and the percentages may vary as revenue varies.

                                     -MORE-

CYH Announces Third Quarter 2005 Results
Page 11


October 26, 2005

- Expressed as a percentage of income before income taxes, provision for income tax is projected to be approximately 38.5% to 39.0% for 2005 and 2006.

- The Company is exposed to London Inter-Bank Offer Rate ("LIBOR") based interest rates, which have been increasing over the past two years. The following is a summary of the three-month LIBOR rates at various dates:

December 31, 2003    1.15188%
December 31, 2004    2.56438%
September 30, 2005   4.06500%

     To partially offset the rise in LIBOR rates, the Company is currently a party to nine separate interest swap agreements to limit the effect of changes in interest rates on a portion of the Company's long-term borrowings. On each of the swaps, the Company receives a variable rate of interest based on the three-month LIBOR, in exchange for the payment by the Company of a fixed rate of interest. Currently, the Company pays on a quarterly basis a margin above LIBOR of 175 basis points for revolver loans and term loans under the senior secured credit facility. The details of these interest swap agreements are discussed in the Forms 10-Q previously filed by the Company. For the purpose of providing 2006 projection range guidance, the Company has assumed that future LIBOR rates for borrowings under the Company's $1.625 billion Senior Secured Credit Facility will increase based on market quotations of the forward yield curve and other economic forecasts.

----------
Footnotes from page 10

(a) The following table reconciles adjusted EBITDA, as defined, to the Company's estimated net cash provided by operating activities as presented in the above guidance:

                                                   2005 Projection Range   2006 Projection Range
                                                       (in millions)           (in millions)
                                                   ---------------------   ---------------------
Adjusted EBITDA ................................      $ 560*   $ 570*         $ 635*    $ 655*
   Taxes and interest expense ..................       (209)    (215)          (230)     (246)
   Other non-cash expenses and net changes in
      operating assets and liabilities .........         14       25             20        36
                                                      -----    -----          -----     -----
Net cash provided by operating activities ......      $ 365    $ 380          $ 425     $ 445
                                                      =====    =====          =====     =====

----------
*    Excludes stock option compensation expense.

(b) For purposes of calculating earnings per share the Company's convertible notes are dilutive in 2005 and are assumed to be dilutive in 2006. Accordingly, the Company has applied the if-converted method with after-tax interest savings of $8.7 million and 8.6 million shares added to the calculation of fully diluted earnings per share. Effective October 15, 2005, the Company has the right to redeem this convertible issue. The number of shares needed to fully satisfy the noteholders' conversion option is included in fully diluted shares. If the Company exercises the optional redemption right there would be no impact on earnings per share to the extent all of the notes are converted into shares prior to redemption. The Company has included the interest expense in this guidance for 2005 and 2006, since at this time no decision has been made to redeem the notes. There is no time period within which the Company needs to make a decision as to whether to redeem the notes.

(c)  Non-GAAP computations presented for comparative purposes.

     The projections set forth in this report constitute forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and are beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company's expected results to differ materially from those expressed in this filing.

                                     -MORE-

CYH Announces Third Quarter 2005 Results
Page 12


October 26, 2005

These factors include, among other things:

- general economic and business conditions, both nationally and in the regions in which we operate; demographic changes;

- existing governmental regulations and changes in, or the failure to comply with, governmental regulations;

-    legislative proposals for healthcare reform;

- the impact of the Medicare Prescription Drug, Improvement and Modernization Act of 2003, which includes specific reimbursement changes for small urban and non-urban hospitals;

- our ability, where appropriate, to enter into managed care provider arrangements and the terms of these arrangements;

-    changes in inpatient or outpatient Medicare and Medicaid payment levels;

- uncertainty with the Health Insurance Portability and Accountability Act of 1996 regulations;

- increases in wages as a result of inflation or competition for highly technical positions and rising supply cost due to market pressure from pharmaceutical companies and new product releases;

- liability and other claims asserted against us, including self-insured malpractice claims;

-    competition;

- our ability to attract and retain qualified personnel, key management, physicians, nurses and other health care workers;

- trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

-    changes in medical or other technology;

-    changes in generally accepted accounting principles;

- the availability and terms of capital to fund additional acquisitions or replacement facilities;

-    our ability to successfully acquire and integrate additional hospitals;

- our ability to obtain adequate levels of general and professional liability insurance;

-    potential adverse impact of known and unknown government investigations;

-    timeliness of reimbursement payments received under government programs;
     and

- the other risk factors set forth in our public filings with the Securities and Exchange Commission.

     The consolidated operating results for the quarter and the nine months ended September 30, 2005, are not necessarily indicative of the results that may be experienced for any future quarter or for any future fiscal year, including this fiscal year.

     The Company cautions that the annual projections for 2005 and 2006 set forth herein are given as of the date hereof based on currently available information. The Company is not undertaking any obligation to update these projections as conditions change or other information becomes available.

                                      -END-